Exhibit 10(g)(xvii)

                         WAIVER OF NON-COMPLIANCE


TO:  QMS, INC. and QMS CIRCUITS, INC.

RE: Amended and Restated Secured Revolving Credit Agreement dated October 2, 1992 (as amended to date, the "Credit Agreement"), by and among QMS, Inc. and QMS Circuits, Inc. as Borrowers ("Borrowers") and AmSouth Bank, N.A., as Agent ("Agent"), and AmSouth Bank, N.A., NationsBank of Georgia, N.A. and National City Bank, Kentucky, as Lenders ("Lenders).

Ladies and Gentlemen:

      The undersigned, being each of the Lenders pursuant to the Credit Agreement acknowledge receipt of the Non-Compliance Certificate dated July 22, 1994 (the "Certificate") and executed on behalf of QMS, Inc. by Charles
D. Daley, its Chief Financial Officer, which Certificate discloses noncompliance by the Borrowers with certain convenants pursuant to the Credit Agreement. As requested by the Borrowers, each of the undersigned hereby waives non-compliance by Borrowers with the requirements of Sections
9.10 and 9.16 of the Credit Agreement, effective upon payment of the waiver fee specified in Section 3 of the Third Amendment to the Credit Agreement
made  by  the  parties  hereto as of November 19,  1993.   This  waiver  is
effective only as to such non-compliance specifically disclosed to Lenders in the Certificate, shall be effective only as to non-compliance in the third quarter of Borrowers' 1994 fiscal year, and shall not be deemed a waiver of the Financial Performance Tests set out in Section 4.02 of each of the Credit Agreement or of any other provisions thereof.

     Dated as of the 23rd day of August, 1994.

                         AMSOUTH BANK, N.A.

                         BY:    \s\DEBRA HARRISON

                         Title: VICE PRESIDENT



NATIONSBANK OF GEORGIA, N.A.        NATIONAL CITY BANK, KENTUCKY

BY:    \s\SHAWN B. WELCH            BY:      JOHN SIMMS

Title: ASST. VICE PRESIDENT         Title:   VICE PRESIDENT